MELISSA D. HUBBARD	MHUBBARD@JONESKELLER.COM
ATIORNEY AT LAW

February 15,2017

Division of Corporation Finance
U.S. Securities & Exchange Commission
Attention: Ms. Pamela Long
100 F Street, NE
Washington, D.C. 20549

Re:	Feel The World, Inc., Exhibit to Offering Statement on Form I-A
Filed January 30, 2017
File No. 024-10673

Dear Ms. Long:

As legal counsel to Feel the World, Inc., in connection with the above filing, we hereby consent to the filing of our legal opinion, dated January 13, 2017, as an exhibit to the Offering Statement on Form I-A.

Sincerely,

JONES & KELLER, P.C.

Melissa D. Hubbard